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Kraton Polymers LLC

Analyst and Media: Shari Mattern 832-204-5998

KRATON AND POLYMER HOLDINGS ANNOUNCE TENDER OFFER AND CONSENT SOLICITATION

For Any and All 12.000% Senior Discount Notes due 2014

Issued by Polymer Holdings LLC and Polymer Holdings Capital Corporation

HOUSTON, TX. – April 24, 2006 – Polymer Holdings LLC (“Holdings”) and its wholly-owned subsidiary, Kraton Polymers LLC (“Kraton”) announce the commencement of a cash tender offer for any and all of the outstanding $150,000,000 aggregate principal amount at maturity of the 12.000% Senior Discount Notes (CUSIP Number: 731753AB5) (the “Notes”) previously issued by Holdings and Polymer Holdings Capital Corporation (“Capital,” together with Holdings, the “Companies”), on the terms and subject to the conditions set forth in their Offer to Purchase and Consent Solicitation Statement dated April 24, 2006 (the “Offer”). The Companies are also soliciting consents for amendments (the “Proposed Amendments”) to the indenture under which the Notes were issued (the “Indenture”). The Proposed Amendments include elimination of substantially all of the restrictive covenants, certain events of default and certain other provisions contained in the Indenture. Holders tendering their Notes will be required to consent to the proposed amendments and holders consenting to the amendments will be required to tender their Notes. Consummation of the Offer is subject to the satisfaction of a number of conditions, including, among others, receipt of consents from holders of a majority in principal amount at maturity of the outstanding Notes (the “Requisite Consents”) and the consummation of a refinancing by Kraton, whereby Kraton’s existing term loan facility will be amended to provide for, among other things, a new $365 million term loan facility (the “Kraton Refinancing”), resulting in an increase of approximately $103 million in its senior secured debt. The Companies are planning to fund the purchase of the Notes with proceeds from the Kraton Refinancing and existing cash balances. The Notes effectively rank junior to all existing and future debt of Kraton; therefore, the increase in Kraton’s senior secured debt will reduce the amount of assets available to holders of notes in the event of a liquidation or reorganization of Kraton.

The Offer will expire at 9:00 a.m., New York City time, on May 22, 2006, unless extended or earlier terminated by the Companies (such date and time, as they may be extended, the “Expiration Time”). The consent solicitation will expire at 5:00 p.m., New York City time, on May 5, 2006, unless extended by the Companies (such date and time, as they may be extended, the “Consent Payment Deadline”). Holders of Notes must tender their Notes prior to the Consent Payment Deadline to receive the total consideration, which will be $860 for each $1,000 principal amount at maturity of the Notes accepted for payment. Holders of Notes must tender their Notes at or prior to the Expiration Time to receive the tender offer consideration, which will be $810 for each $1,000 principal amount at maturity of the Notes accepted for payment. The total consideration is the sum of the tender offer consideration plus a consent payment of $50 per $1,000 principal amount at maturity of Notes accepted for payment. Prior to satisfaction of the conditions to the Offer, the Companies may amend, extend or terminate the tender offer and consent solicitation at any time without making payments with respect thereto.

Notes and related consents may be withdrawn prior to the time (the “Withdrawal Deadline”) when the Companies receive the Requisite Consents and execute a supplemental indenture implementing the amendments. Notes may not be withdrawn after the Withdrawal Deadline.

On, or on a date promptly following, the receipt by the Companies of the Requisite Consents and satisfaction or waiver of certain conditions, the Companies will accept all Notes validly tendered and not validly withdrawn prior to the Consent Payment Deadline and holders of Notes so tendered and not withdrawn will receive the total consideration for Notes so tendered and not withdrawn. On, or on a date promptly following the Expiration Time unless extended by the Companies, the Companies will accept all Notes validly tendered and not validly withdrawn after the Consent Payment Deadline but prior to the Expiration Time, and holders of Notes so tendered and not withdrawn will receive the tender offer consideration.

Goldman, Sachs & Co. is the dealer manager for the Offer. Questions regarding the transaction should be directed to Goldman, Sachs at (800) 828-3182 (Toll Free) or (212) 357-7867. Request for documents should be directed to Global Bondholder Services Corporation, the Information Agent, at 65 Broadway, Suite 704, New York, NY 10006, (866) 470-3800 (Toll Free) (banks and brokerage firms please call (212) 430-3774).

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any Notes. The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated April 24, 2006, which sets forth the complete terms of the tender offer and consent solicitation.

About Kraton and Polymer Holdings

Kraton Polymers LLC is a premier, global specialty chemicals company and is the world’s largest producer of styrenic block copolymers (“SBCs”), a family of products whose chemistry was pioneered by Kraton over forty years ago. SBCs are highly-engineered synthetic elastomers, which enhance the performance of products by delivering a variety of attributes, including greater flexibility, resilience, strength, durability and processability. Kraton polymers are used in a wide range of applications including road and roofing materials, numerous consumer products (diapers, tool handles, toothbrushes), tapes, labels, medical applications, packaging, automotive and footwear products. Kraton has the leading position in nearly all of its core markets and is the only producer of SBCs with global manufacturing capability. Its production facilities are located in the United States, The Netherlands, Germany, France, Brazil, and Japan.

Polymer Holdings LLC is the parent company of Kraton Polymers LLC and has no material assets other than its investment in Kraton Polymers LLC.

Forward Looking Statements

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to bookings trends, backlog levels, estimated turns levels, gross margins and average selling prices, and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the chemical industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability and cost of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, the timing and cost of planned capital expenditures, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2005 under the caption “Factors Affecting Our Results of Operations” in the MD&A section, and other factors are described from time to time in our subsequent filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.